UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2019

SYDYS CORPORATION

(Exact name of registrant as specified in charter)

Nevada	333-120893	98-0418961
(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation)	(Commission File Number)	Identification No.)

135 East 57thStreet, 24 th Floor
New York, New York 10022

(Address and Zip Code of Principal Executive Offices)

(646) 406-6243

(Registrant’s Telephone Number, including area code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CF R. 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR. 240.14-12a)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR. 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR. 240.13-e4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 25, 2019, Sydys Corporation (the “Company”) issued a press release announcing that it has filed a Form 15, Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 12 and 15(d) of the Securities Exchange Act of 1934. The press release, dated March 18, 2019, is attached to this Report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 25, 2019

                                                             SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 25th day of March 2019.

SYDYS CORPORATION (Registrant)
BY:	/s/ Joseph Hernandez
Joseph Hernandez President and Chief Executive Officer

Exhibit 99.1

Sydys Corporation Announces Filing of Form 15 to Deregister its Common Stock

New York, NY. March 25, 2019 – Sydys Corporation (OTCPK: SYYC, the “Company”), globally active biotechnology company developing immuno-oncology products, today announced that on March 25, 2019, the Company voluntarily filed a Form 15 with the United States Securities and Exchange Commission (the “Commission” or “SEC”) to voluntarily deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects deregistration to become effective within 90 days of the filing of the Form 15. As a result of the Form 15 filing, the Company's obligations to file with the SEC certain periodic reports and forms, including Forms 10-K, 10-Q and 8-K, will be suspended as of the date of the filing of the Form 15.

The Company's Board of Directors carefully considered the advantages and disadvantages of deregistration before approving the filing of the Form 15, including such factors as  the high costs of filing and preparing periodic reports for the SEC, the increased outside accounting, audit, legal and other expenses and costs associated with being a public reporting company, the burdens placed on management to comply with the Exchange Act reporting requirements, and the limited liquidity for the Company's common stock.

The Company believes that following the filing of the Form 15 its shares of common stock will continue to be quoted on OTC Pink Marketplace, although there can be no assurances that a broker will continue to make a market in the Company's common stock or that trading will continue in the future.

“We believe that by removing the expense burden that accompanies the SEC reporting requirements, it will allow us to focus our time and resources on building long-term value in the Company,” said Joseph Hernandez Executive Chairman of Sydys Corporation.

About Sydys Corporation
Sydys Corp is a globally active biotechnology company developing immuno-oncology products including an autologous dendritic cell immunotherapy that recently completed Phase II trials for ovarian cancer generating clinically meaningful progression free survival (PFS) and overall survival (OS) data. For more information, please visit www.sydyscorp.com.

FORWARD LOOKING STATEMENTS

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the Company’s ability to realize anticipated cost savings from its deregistration, the ability to timely and effectively implement its future business plans, and any adverse effects on share price and liquidity following the Company’s deregistration. Other factors not currently anticipated may also materially and adversely affect the Company’s results of operations, financial position and cash flows. There can be no assurance that future results will meet expectation. While the Company believes that the forward-looking statements in this news release are reasonable, the reader should not place undue reliance on any forward-looking statement. In addition, these statements speak only as of the date made. The Company does not undertake, and expressly disclaims any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact Information:
Betty Rose (investors)
brose@embertx.com